COMTEX News Network Inc.
                                                      Release:  IMMEDIATE
                                                      For:  Comtex News Network
                                                             (Symbol:  CMTX)


Contact:          Amber Gordon
                  agordon@comtex.com
                  703-797-8011

            COMTEX REPORTS 2ND QUARTER FISCAL 2006 FINANCIAL RESULTS

ALEXANDRIA, VA, February 14, 2006- Comtex News Network, Inc. (OTC BB: CMTX), a leading provider of economically useful electronic real-time news, content and market alerts, today announced financial results for the quarter and six months ended December 31, 2005.

         Comtex reported approximately $1.9 million in revenue for the second quarter of fiscal 2006 compared to $2.1 million in revenue for second quarter fiscal 2005. For the six months ended December 31, 2005, Comtex reported revenue of $3.9 million compared to $4.1 million for the comparative period of the previous year. The decreases in revenue are primarily the result of business consolidations among clients.

         For the three and six month periods ended December 31, 2005, Comtex reported operating losses of ($162,000) and ($58,000), respectively, versus operating income of $159,000 and $291,000 for the three and six months ended December 31, 2004. Comtex reported a net loss of ($184,000), or ($0.01) per share, for second quarter fiscal 2006, versus net income of $119,000, or $0.01 per share, for second quarter fiscal 2005. For the six months ended December 31, 2005 and 2004, respectively, Comtex reported a net loss of ($121,000), or ($0.01) per share, and net income of $216,000, or $0.02 per share.

         The operating and net losses reported by Comtex for the three and six month periods ended December 31, 2005 primarily result from the effects of reporting stock-based compensation in accordance with Statement of Financial Accounting Standard No. 123R of a charge of approximately $321,000 and $438,000 respectively, which requires the issuance of stock options be accounted for using specific new regulations. Comtex adopted this standard on its effective date, July 1, 2005. In addition to the impact of SFAS No. 123R, Comtex has also experienced decreases in gross profit margins.

         For the six month periods ended December 31, 2005 and 2004, EBITDA (as defined and explained in the accompanying note to the table below) decreased to $561,000 from $648,000. This change is reflective of increased stock-based compensation charges, decreased gross profit margins, and decreased depreciation and amortization, as described above.

         "Comtex continues to work to optimize our financial results while providing superior, targeted news and financial data products to our clients," said Chip Brian, Comtex's President and COO. "Besides our focus on new product development, we're quite pleased that our 2005 statistical analysis of Comtex's

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Comtex Announces 2nd Quarter Financial Results                          Page 2
February 14, 2006


technical performance showed a near-perfect score of 99.8% reliability and a per-story throughput speed of less than one second. These high performance metrics substantiate our dedication to exceeding our customers' requirements and expectations."


About Comtex
Comtex (www.comtex.com) provides real-time news, SmarTrendSM Alerts and economically useful information to businesses whose customers need more than just facts. Comtex customers receive select content from key sources which is further enhanced with stock tickers and an extended lexicon of relevant terms. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines and filters news and content received from national and international news bureaus, agencies and publications, and distributes more than one million total stories per day. Comtex's state-of-the-art technology delivers this relevant content and reliable service in real-time. Comtex (OTC
BB: CMTX) has offices in New York City and Alexandria, Virginia.

SmarTrendSM and CSTASM are service marks of Comtex News Network, Inc.


Please Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                             FINANCIAL TABLE FOLLOWS





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
Comtex Announces 2nd Quarter Financial Results                          Page 3
February 14, 2006


                            Comtex News Network, Inc.
                             Selected Financial Data
                                   (unaudited)
                (amounts in thousands, except per share amounts)

                                                 Three Months Ended                      Six Months Ended
                                                    December 31                             December 31
                                         -----------------------------------    ------------------------------------
                                                  2005              2004                   2005             2004
                                                  ----              ----                   ----             ----

Revenues                                       $  1,933          $  2,086               $  3,929         $  4,072
Operating (Loss) / Income                          (162)              159                    (58)             291
Net Income (Loss)                              $   (184)         $    119               $   (121)        $    216
                                         -----------------------------------    ------------------------------------

Net Earnings (Loss) Per Share
     Basic                                     $  (0.01)         $   0.01               $  (0.01)        $   0.02
                                         -----------------------------------    ------------------------------------
     Diluted                                   $  (0.01)         $   0.01               $  (0.01)        $   0.01
                                         -----------------------------------    ------------------------------------

Weighted Avg. # Shares:
     Basic                                       13,700            13,600                 13,650           13,600
                                         -----------------------------------    ------------------------------------
     Diluted                                     13,700            14,645                 13,650           14,645
                                         -----------------------------------    ------------------------------------


Reconciliation to EBITDA:
 Net Income (Loss)                             $   (184)         $    119               $   (121)        $    216
 Stock-based compensation                           321                 -                    438                -
 Depreciation & Amortization                         75               178                    181              357
 Interest/Other Expense                              22                40                     47               75
 Income Taxes                                         -                 -                     16                -
                                          ----------------------------------    ------------------------------------
 EBITDA                                        $    234          $    337               $    561         $    648


Please Note: EBITDA consists of earnings before interest and other expense, interest and other income, income taxes, stock-based compensation, depreciation and amortization and impairment charges. EBITDA is not a term defined by generally accepted accounting principles, and as a result, our measure of EBITDA might not be comparable to similarly titled measures used by other companies. However, we believe that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance.


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